Exhibit 10.1

FIDELITY NATIONAL FINANCIAL, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

Fidelity National Financial, Inc., (f/k/a/ Fidelity National Title Group, Inc.), a Delaware corporation (hereinafter referred to as the “Company”), hereby amends and restates the “Fidelity National Financial, Inc. 2013 Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”) contingent on the approval of the shareholders of the Company of this amendment and restatement at the Company’s annual shareholder meeting in 2014 (the date of the approval of the Company’s shareholders referred to as the “Effective Date”). The Plan became effective on October 1, 2013. The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10.1 hereof or until all of the shares of Company Stock authorized under the Plan have been purchased according to the Plan’s provisions.

ARTICLE 1

PURPOSE OF THE PLAN

1.1 PURPOSE. The Company has determined that it is in its best interests to provide an incentive to attract and retain Employees and to increase Employee morale by providing a program through which Employees may acquire a proprietary interest in the Company through the purchase of shares of Company Stock. The Plan shall permit Employees to purchase shares of Company Stock through payroll deductions and through Company matching contributions. Participation in the Plan is entirely voluntary and neither the Company nor any of its Subsidiaries makes any recommendations to their Employees as to whether they should participate in the Plan. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.

ARTICLE 2

DEFINITIONS

Capitalized terms used herein without definition shall have the respective meanings set forth below:

2.1 ACCOUNT. “Account” means the bookkeeping entry maintained by the Company on behalf of each Participant for the purpose of accounting for all Participant Contributions and Matching Contributions credited to the Participant pursuant to the Plan.

2.2 BASE EARNINGS. “Base Earnings” means the amount of a Participant’s regular salary before deductions required by law and deductions authorized by the Participant, including any elective deferrals with respect to a plan of the Employer qualified under Sections 125 or 401(a) of the Code and any amounts deferred by the Participant to a nonqualified deferred compensation plan sponsored by the Employer. In the case of Participants primarily compensated on a commission basis, “Base Earnings” may include commission earnings not to exceed $10,000 per month. “Base Earnings” shall not include: wages paid for overtime, extended workweek schedules or any other form of extra compensation, payments made by the Employer based upon salary for Social Security, workers’ compensation, unemployment compensation, disability payments or any other payment mandated by state or federal statute, or salary-related contributions made by the Employer for insurance, annuity or any other employee benefit plan.

2.3 BOARD. “Board” means the Board of Directors of the Company.

2.4 BROKER. “Broker” means the financial institution designated by the Company to act as Broker for the Plan.

2.5 CODE. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.6 COMMITTEE. “Committee” means the Committee described in Article 7.

2.7 COMPANY. “Company” means Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.), a Delaware corporation, and any successor thereto.

2.8 COMPANY STOCK. “Company Stock” means Class A common stock of the Company, par value $0.0001 per share.

2.9 EMPLOYEE. “Employee” means each person currently employed by the Employer (a) any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Employer, or (b) who qualifies as a common-law employee of the Employer. Notwithstanding the foregoing, persons determined by the Committee not to be Employees and persons on a leave of absence shall not be treated as “Employees” for purposes of this Plan.

2.10 EMPLOYER. “Employer” means the Company and any Subsidiary that adopts this Plan with the approval of the Board.

2.11 MATCHING DATE. “Matching Date” means the date during the calendar month following the annual anniversary of the applicable Quarter End on which the Employer credits a Matching Contribution to a Participant’s Account.

2.12 PARTICIPANT. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.13 PAYROLL PERIOD. “Payroll Period” means the pay periods coinciding with the Employer’s payroll practices, as revised from time to time.

2.14 PLAN YEAR. “Plan Year” means the twelve consecutive month period ending each December 31.

2.15 QUARTER. “Quarter” means the three consecutive calendar month periods commencing January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 each Plan Year.

2.16 QUARTER END. “Quarter End” means the last day of each Quarter (i.e., March 31, June 30, September 30 or December 31).

2.17 SHARE ACCOUNT. “Share Account” means the account maintained by the Broker on behalf of each Participant for the purpose of accounting for Company Stock purchased by the Participant pursuant to the Plan.

2.18 SUBSIDIARY. “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY.

(a) Each Employee of the Employer who was a Participant in the Plan as of the Effective Date of this amendment and restatement shall continue to be eligible to participate in the Plan.

(b) Notwithstanding any other provisions herein, each Employee who was employed by an organization, which was part of a corporate transaction with the Company immediately prior to commencing employment with the Employer, shall be eligible to participate in the Plan upon commencing employment with the Employer if (1) such corporate transaction documents provided for such immediate eligibility or (2) the Committee so decides.

(c) All other Employees of the Employer shall be eligible to become Participants in the Plan following the later of:

(i) attaining the age of eighteen (18), and

(ii) the completion of ninety (90) days of employment with the Employer.

3.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion of such enrollment procedures as the Committee may prescribe, which procedures may include responding to enrollment procedures set forth via an Internet website or a voice response system authorizing payroll deductions. Payroll deductions for a Participant shall commence as soon as administratively practicable following the completion of the enrollment procedures established by the Committee and shall remain in effect until changed by the Participant in accordance with Section 4.2 below.

3.3 SPECIAL RULES. In the event that a person is excluded from participation in the Plan under Section 2.9 above and a court of competent jurisdiction determines that the person is eligible to participate in the Plan, the person shall be treated as an Employee only from the date of the court’s determination and shall not be entitled to retroactive participation in the Plan.

ARTICLE 4

PARTICIPANT CONTRIBUTIONS

4.1 PARTICIPANT ELECTION. Pursuant to the enrollment procedures established by the Committee in Section 3.2, each Participant shall designate the amount of payroll deductions (“Participant Contributions”) to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of Participant Contributions shall be designated in whole percentages of Base Earnings, of at least 3% and not to exceed 15% of Base Earnings for any Plan Year. The amount so designated by the Participant shall be effective as soon as administratively practicable following completion of the enrollment procedures and shall continue until terminated or altered in accordance with Section 4.2 below.

4.2 CHANGES IN ELECTION. In accordance with procedures established by the Committee, a Participant may decrease or increase the rate of his or her Participant Contributions or elect to discontinue his or her Participant Contributions, in either case as soon as administratively practicable. No such election may be made retroactive, and any new election shall remain in effect until subsequently modified by the Participant pursuant to this Section 4.2.

4.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate Account for each Participant. The amount of each Participant’s Participant Contribution, as well as his or her matching contribution as set forth in Article 5 (the “Matching Contribution”), shall be credited to his or her Account. No interest shall accrue at any time for any amount credited to an Account of a Participant.

ARTICLE 5

MATCHING CONTRIBUTIONS

5.1 OFFICERS. For each Officer of the Employer who is a Participant in the Plan and remains an Employee on each day from each Quarter End until the Matching Date, the Employer shall credit to the Account of that Participant a Matching Contribution. The Matching Contribution shall be an amount equal to one-half of the amount of the Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant’s existing withholding percentages or as otherwise required by law from Participant’s Base Earnings. For purposes of the Plan and unless otherwise determined by the Committee, “Officer” means chief executive officer, president, executive vice president, senior vice president, vice president, or assistant vice president and shall be determined by the Committee as of any Quarter End.

5.2 OTHER PARTICIPANTS. For each Participant who the Committee determines is not an Officer of the Employer under Section 5.1 above and who remains an Employee on each day from each Quarter End until the Matching Date, the Company shall credit to the Account of that Participant a Matching Contribution. Except as otherwise provided in Section 5.3 below, the Matching Contribution shall be an amount equal to one-third of the amount of Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant’s existing withholding percentages or as otherwise required by law from the Participant’s Base Earnings.

5.3 TEN-YEAR EMPLOYEES. Notwithstanding the provisions of Section 5.2 to the contrary, with respect to each Participant who has completed at least ten consecutive years of employment with the Employer at the time any Matching Contribution will be made (“Ten-Year Employee”), the Matching Contribution for such Participant under Section 5.2 above with respect to any Participant Contributions made after the Participant becomes a Ten-Year Employee shall be one-half of the amount of the Participant’s Participant Contributions instead of one-third. For purposes of this Section 5.3, a Participant’s consecutive years of employment shall include such Participant’s years of employment with an organization that was part of a corporate transaction with the Company immediately prior to commencing employment with the Employer if (1) such corporate transaction documents provided for such credit or (2) if the Committee so decides.

5.4 CHANGES IN STATUS. In the event that a Participant becomes an Officer of the Employer, as described in Section 5.1 herein, or a Ten-Year Employee, as described in Section 5.3 herein, during a Quarter, for purposes of determining such Participant’s Matching Contribution, all Participant Contributions made during the Quarter in which the change in status occurred shall be considered to have been made as an Officer or Ten-Year Employee for that Quarter.

5.5 PARTICIPANT CONTRIBUTIONS. For purposes of determining the amount of the Matching Contributions pursuant to this Article 5 on or after the Effective Date, Participant Contributions shall include any Participant Contributions made pursuant to the terms of this Plan prior to the Effective Date of the amendment and restatement of the Plan and any Participant Contributions made pursuant to the terms of the Fidelity National Financial, Inc. Employee Stock Purchase Plan as amended and restated effective January 1, 2007.

ARTICLE 6

PURCHASE OF STOCK

6.1 PURCHASE OF COMPANY STOCK. As soon as practicable following the close of each Payroll Period or, with respect to Matching Contributions, the Quarter End (each such case, the “Purchase Date”), the amount credited to a Participant’s Account shall be transferred by the Employer to the Broker, and the Plan shall cause the Broker to use such amount to purchase shares of Company Stock on the open market on the Participant’s behalf. Any balance remaining after the purchase shall be credited to the Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next Purchase Date.

6.2 SHARE ACCOUNTS AND DELIVERY OF COMPANY STOCK.

(a) Company Stock purchased by each Participant under the Plan shall be posted to the Participant’s Share Account as soon as practicable after, and credited to such Share Account as of, each Purchase Date. Dividends on shares of Company Stock held in a Participant’s Share Account shall be credited to such Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next following Purchase Date.

(b) Certificates representing the number of full shares of Company Stock held in a Participant’s Share Account will be delivered to such Participant as soon as administratively practicable after the Participant submits a request for the delivery of such shares pursuant to procedures established by the Committee. The time of delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the sale of such shares.

6.3 FEES AND COMMISSIONS. The Company shall pay the Broker’s administrative charges for opening the Share Accounts for the Participants and the brokerage commissions on purchases made that are attributable to the purchase of Company Stock with Participant Contributions and Matching Contributions. Participants shall pay all other expenses of their Share Account, including but not limited to the Broker’s fees attributable to the issuance of certificates for any and all shares of Company Stock held in a Participant’s Share Account. Participants shall also pay the brokerage commissions and any charges associated with the sale of Company Stock held in the Participant’s Share Account, pursuant to Section 6.4 below.

6.4 SALE OF COMPANY STOCK. Any Participant may request the Broker to sell any or all of the shares of Company Stock allocated to his or her Share Account. Unless directed otherwise by the Participant, the Broker shall mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges associated with such a sale, as soon as administratively practicable thereafter.

ARTICLE 7

TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT. In the event that a Participant’s employment with the Employer terminates for any reason, the Participant will cease to be a Participant in the Plan as of the date of termination. All cash in the Participant’s Account will be transferred to the Participant’s Share Account. The Broker will continue to maintain the Participant’s Share Account on behalf of the Participant; however, the Participant’s Share Account will cease to be administered under or have any other affiliation with the Plan. As of the date of termination of employment, the Participant shall pay for any and all expenses and costs related to his or her Share Account, including but not limited to the brokerage commissions on purchases of shares of Company stock made on or after the date of termination and any other fees, commissions, or charges for which the Participant would otherwise have been responsible for if he or she had continued to be a Participant in the Plan.

ARTICLE 8

PLAN ADMINISTRATION

8.1 PLAN ADMINISTRATION.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, or a committee (“Committee’) appointed by the Board. Until such time as the Board appoints a Committee to administer the Plan, the Board shall serve as the Committee for purposes of the Plan. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or Committee shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions that may arise or that may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Board and Committee shall be absolute.

8.2 LIMITATION ON LIABILITY. No Employee of the Employer nor any member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Employer with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his or her duties under the Plan.

ARTICLE 9

COMPANY STOCK

9.1 MAXIMUM NUMBER OF SHARES. Subject to Section 9.3 below, the maximum number of shares of Company Stock which may be purchased under the Plan pursuant to Participant Contributions and Matching Contributions on or after the Effective Date is 15,000,000 shares. All shares of Company Stock purchased pursuant to the terms of this Plan shall be purchased on the open market.

9.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares of Company Stock to be purchased under Article 6 of the Plan until such shares have been purchased.

9.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares of Company Stock, such adjustment shall be made in the number and kind of shares of Company Stock that may be purchased under the Plan as set forth in Section 9.1, and the number and kind of shares of Company Stock held in each Participant’s Share Account, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The decision by the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE 10

MISCELLANEOUS MATTERS

10.1 AMENDMENT AND TERMINATION. Since future conditions affecting the Company cannot be anticipated or foreseen, the Board reserves the right to amend, modify, or terminate the Plan at any time; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the consent of such Participant.

10.2 TAX WITHOLDING. The Company shall have the right to deduct from all amounts payable to a Participant (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of amounts payable under this Plan.

10.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily, except as expressly permitted in this Plan. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time.

10.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

10.6 NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday.

10.7 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan to the contrary, the Committee shall administer the Plan in such a way to insure that the Plan at all times complies with any applicable requirements of Federal securities laws.